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                                   EXHIBIT 3

                    Agreement to File Schedule 13D Jointly

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                    AGREEMENT TO JOINTLY FILE SCHEDULE 13D
             BASIC ENGINEERING AND SERVICES TECHNOLOGY LABS, INC.

     AGREEMENT dated as of December 11, 1998 between Basic Engineering and Services Technology Labs, Inc. ("BEST IC Labs"), a California Corporation, Isam Qubain and Marguerite Qubain.

     WHEREAS, pursuant to paragraph (f) of Rule 13d-1 promulgated under Subsection 13(d)(1) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the parties hereto have decided to satisfy their filing obligations under the 1934 Act by a single joint filing:

     NOW, THEREFORE, the undersigned hereby agree as follows:

     1. The Schedule 13D with respect to Reliability Incorporated to which this is attached as Exhibit 3 is filed on behalf of BEST IC Labs, Isam Qubain and Marguerite Qubain.

     2. Each of BEST IC Labs, Isam Qubain and Marguerite Qubain is responsible for the completeness and accuracy of the information concerning such person contained therein; provided that each person is not responsible for the completeness or accuracy of the information concerning any other person making such a filing.

     IN WITNESS WHEREOF, the undersigned hereunto set their hands as of the date first above written.

                                       BEST IC Labs


                                            /s/ Isam Qubain
                                       -------------------------------------
                                       By:  Isam Qubain
                                       Its: President


                                            /s/ Isam Qubain
                                       -------------------------------------
                                            Isam Qubain


                                            /s/ Marguerite Qubain
                                       -------------------------------------
                                            Marguerite Qubain